Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 8, 2005 accompanying i) management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P. as of August 31, 2005; ii) the consolidated financial statements of Energy Transfer Partners, L.P. as of August 31, 2005 and 2004 and for each of the two years in the period ended August 31, 2005 and for the eleven months ended August 31, 2003; iii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. as of August 31, 2005; and iv) the consolidated balance sheet of Energy Transfer Partners, L.L.C. as of August 31, 2005, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K for the year ended August 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement and to the use of our name as it appears in the caption “Experts.”

/s/ Grant Thornton LLP

Tulsa, Oklahoma

November 23, 2005